                                 AMENDED AND RESTATED
                             SUBSIDIARY PLEDGE AGREEMENT

     THIS AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT (this "Agreement") dated as of June 5, 1998 is among each of the parties identified on the signature pages hereto as a "Pledgor" (individually each a "Pledgor" and collectively the "Pledgors") and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION in its capacity as agent for the Lenders referred to below (in such capacity, the "Agent").

                                 W I T N E S S E T H:

     WHEREAS, U.S. Aggregates, Inc., a Delaware corporation (the "Company"), has entered into a Third Amended and Restated Credit Agreement dated as of June 5, 1998 (as amended or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used but not defined herein are used as defined in the Credit Agreement) with various financial institutions (individually a "Lender" and collectively the "Lenders") and the Agent, pursuant to which the Lenders have agreed to make loans to, and issue or participate in letters of credit for the account of, the Company;

     WHEREAS, the Credit Agreement amends and restates a Second Amended and Restated Credit Agreement dated as of October 15, 1996 (as thereafter amended, the "Existing Credit Agreement") among the Company, various financial institutions and the Agent;

     WHEREAS, in connection with the Existing Credit Agreement, certain of Pledgors (the "Existing Pledgors") have previously entered into Subsidiary Pledge Agreements with the Agent (collectively, the "Existing Pledge Agreements");

     WHEREAS, each Pledgor has executed and delivered a guaranty of the obligations of the Company under the Credit Agreement (as amended or otherwise modified from time to time, the "Guaranty"); and

     WHEREAS, as a condition precedent to the making of loans and the issuance of letters of credit under the Credit Agreement, each Pledgor is required to execute and deliver this Agreement, it being the intention of the parties hereto that this Agreement shall not effect a novation of the obligations of any Existing Pledgor under the Existing Pledge Agreements, but be merely a restatement, and where applicable, an amendment of the terms governing such obligations;

     NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company under or in connection with the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Existing Pledge Agreement is hereby consolidated into this Agreement and all Existing Pledge Agreements are hereby amended and restated, and the parties hereto agree, as follows:

     1. DEFINITIONS. When used herein, the following terms shall have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):
     COLLATERAL means, with respect to any Pledgor, all property in which such Pledgor has granted the Agent a security interest pursuant to SECTION 2.

     DEFAULT means, the occurrence of any of the following events: (a) any Unmatured Event of Default under Section 12.1.1 or 12.1.4 of the Credit Agreement; (b) any Event of Default; or (c) any warranty of any Pledgor herein is untrue or misleading in any material respect and, as a result thereof, the Agent's security interest in, or rights and remedies with respect to, any material portion of such Pledgor's Collateral is impaired or otherwise adversely affected.

     EVENT OF DEFAULT has the meaning assigned to such term in the Credit Agreement.

     ISSUER means, the issuer of any of the shares of stock or other securities representing all or any of the Collateral.

     LIABILITIES means, with respect to any Pledgor, all obligations (monetary or otherwise) of such Pledgor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, which arise out of or in connection with the Guaranty, this Agreement or any other Loan Document to which such Pledgor is a party.

     LOAN DOCUMENT has the meaning assigned to such term in the Credit
     Agreement.

     UNMATURED EVENT OF DEFAULT has the meaning assigned to such term in the Credit Agreement.

         2. PLEDGE. As security for the payment of all Liabilities, each Pledgor hereby pledges to the Agent, and grants to the Agent a security interest in, all of the following:

     A. All of the shares of stock and other securities described opposite the name of such Pledgor on SCHEDULE I hereto, all of the certificates and/or instruments representing such shares of stock and other securities, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other securities;

     B. All additional shares of stock of any of the Issuers listed on SCHEDULE I hereto at any time and from time to time acquired by such Pledgor in any manner, all of the certificates representing such additional shares, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

     C. All other property hereafter delivered to the Agent by or on behalf of such Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

     D.  All products and proceeds of all of the foregoing.

     Each Pledgor agrees to deliver to the Agent, promptly upon receipt and in due form for transfer (i.e., duly endorsed in blank or accompanied by stock or bond powers duly executed in blank), any Collateral which may at any time or from time to time be in or come into the possession or control of such Pledgor; and prior to the delivery thereof to the Agent, such Collateral shall be held by such Pledgor separate and apart from its other property and in express trust for the Agent.

     3. WARRANTIES; FURTHER ASSURANCES. Each Pledgor warrants to the Agent and each Lender with respect to all Collateral of such Pledgor that: (a) such Pledgor is (or at the time of any future delivery, pledge, assignment or transfer thereof will be) the legal and equitable owner of such Collateral free and clear of all liens, security interests and encumbrances of every description whatsoever other than the security interest created hereunder; (b) the pledge and delivery of such Collateral pursuant to this Agreement will create a valid perfected security interest in such Collateral in favor of the Agent; (c) all shares of stock referred to opposite such Pledgor's name on SCHEDULE I hereto are duly authorized, validly issued, fully paid and non-assessable; (d) as to each Issuer whose name appears opposite such Pledgor's name on SCHEDULE I hereto, the shares of stock pledged as Collateral by such Pledgor represent on the date hereof not less than the applicable percent (as shown on SCHEDULE I hereto) of the total shares of capital stock issued and outstanding of such Issuer; and (e) the information contained opposite such Pledgor's name on
SCHEDULE I hereto is true and accurate in all respects.

     So long as any of the Liabilities shall be outstanding or any commitment shall exist on the part of the Agent or any Lender with respect to the making of loans or other financial accommodations under the Credit Agreement, (i) no Pledgor shall, without the express prior written consent of the Agent, sell, assign, exchange, pledge or otherwise transfer, encumber, or grant any option, warrant or other right to purchase the stock of any Issuer which is pledged hereunder, or otherwise diminish or impair any of its rights in, to or under any of the Collateral of such Pledgor; (ii) each Pledgor shall execute such Uniform Commercial Code financing statements and other documents (and pay the costs of filing and recording or re-filing and re-recording the same in all public offices deemed necessary or appropriate by the Agent) and do such other acts and things, all as the Agent may from time to time reasonably request, to establish and maintain a valid, perfected security interest in the Collateral of such Pledgor (free of all other liens, claims and rights of third parties whatsoever) to secure the performance and payment of the Liabilities; (iii) each Pledgor will execute and deliver to the Agent such stock powers and similar documents relating to the Collateral of such Pledgor, satisfactory in form and substance to the Agent, as the Agent may reasonably request; and (iv) each Pledgor will furnish the Agent or any Lender such information concerning the Collateral of such Pledgor as the Agent or such Lender may from time to time reasonably request, and will permit the Agent or any Lender or any designee of the Agent or any Lender, from time to time at reasonable times and on reasonable notice, to inspect, audit and make copies of and extracts from all records and all other papers in the possession of such Pledgor which pertain to the Collateral of such Pledgor, and will, upon request of the Agent at any time when a Default has occurred and is continuing, deliver to the Agent all of such records and papers.

     4. HOLDING IN NAME OF AGENT, ETC. The Agent may from time to time after the occurrence and during the continuance of a Default, without notice to any Pledgor, take all or any of the following actions: (a) transfer all or any part of the Collateral of any Pledgor into the name of the Agent or any nominee or sub-agent for the Agent, with or without disclosing that such Collateral is subject to the lien and security interest hereunder, (b) appoint one or more sub-agents or nominees for the purpose of retaining physical possession of any of the Collateral, (c) notify the parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder, (d) endorse any checks, drafts or other writings in the name of the applicable Pledgor to allow collection of any of the Collateral, (e) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto and (f) take control of any proceeds of any of the Collateral.

     5. VOTING RIGHTS, DIVIDENDS, ETC. (a) Notwithstanding certain provisions of SECTION 4 hereof, so long as the Agent has not given the notice referred to in PARAGRAPH (B) below:

          A. Each Pledgor shall be entitled to exercise any and all voting or consensual rights and powers and stock purchase or subscription rights (but any such exercise by any Pledgor of stock purchase or subscription rights may be made only from funds of such Pledgor not comprising part of the Collateral) relating or pertaining to the Collateral of such Pledgor or any part thereof for any purpose; PROVIDED, HOWEVER, that each Pledgor agrees that it will not exercise any such right or power in any manner which would have a material adverse effect on the value of the Collateral of such Pledgor or any part thereof.

          B. Each Pledgor shall be entitled to receive and retain any and all lawful dividends payable in respect of the Collateral of such Pledgor which are paid in cash by any Issuer if such dividends are permitted by the Credit Agreement, but all dividends and distributions in respect of such Collateral or any part thereof made in shares of stock or other property or representing any return of capital, whether resulting from a subdivision, combination or reclassification of Collateral or any part thereof or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any Issuer may be a party or otherwise or as a result of any exercise of any stock purchase or subscription right, shall be and become part of the Collateral hereunder and, if received by such Pledgor, shall be forthwith delivered to the Agent in due form for transfer (i.e., endorsed in blank or accompanied by stock or bond powers executed in blank) to be held for the purposes of this Agreement.

          C. The Agent shall execute and deliver, or cause to be executed and delivered, to each Pledgor, all such proxies, powers of attorney, dividend orders and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the rights and powers which it is entitled to exercise pursuant to CLAUSE (A) above and to receive the dividends which it is authorized to retain pursuant to CLAUSE (B) above.

     (b) Upon notice from the Agent during the existence of a Default, and so long as the same shall be continuing, all rights and powers which the Pledgors are entitled to exercise pursuant to SECTION 5(a)(A) hereof, and all rights of the Pledgors to receive and retain dividends pursuant to SECTION 5(a)(B) hereof, shall forthwith cease, and all such rights and powers shall thereupon become vested in the Agent which shall have, during the continuance of such Default, the sole and exclusive authority to exercise such rights and powers and to receive such dividends. Any and all money and other property paid over to or received by the Agent pursuant to this PARAGRAPH (b) shall be retained by the Agent as additional Collateral hereunder and applied in accordance with the provisions hereof.

     6. REMEDIES. Whenever a Default shall exist, the Agent may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in Illinois or otherwise available to it. Without limiting the foregoing, whenever a Default shall exist the Agent (a) may, to the fullest extent permitted by applicable law, without notice, advertisement, hearing or process of law of any kind, (i) sell any or all of the Collateral, free of all rights and claims of any Pledgor therein and thereto, at any public or private sale or brokers' board and (ii) bid for and purchase any or all of the Collateral at any such public sale and (b) shall have the right, for and in the name, place and stead of the applicable Pledgor, to execute endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral. Each Pledgor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies during the continuance of a Default. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to the applicable Pledgor, either at the address of such Pledgor shown opposite its name below, or at any other address of such Pledgor appearing on the records of the Agent. Any proceeds of any of the Collateral may be applied by the Agent to the payment of expenses in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Agent toward the payment of such of the Liabilities of the applicable Pledgor, and in such order of application, as the Agent may from time to time elect (and, after payment in full of all such Liabilities, any excess shall be delivered to such Pledgor or as a court of competent jurisdiction shall direct).

     The Agent is hereby authorized to comply with any limitation or restriction in connection with any sale of Collateral as it may be advised by counsel is necessary in order to (a) avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers and/or further restrict such prospective bidders or purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral) or (b) obtain any required approval of the sale or of the purchase by any governmental regulatory authority or official, and each Pledgor agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner and that the Agent shall not be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7. GENERAL. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as the applicable Pledgor shall request in writing, but failure of the Agent to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Agent to preserve or protect any rights with respect to the Collateral against prior parties, or to do any act with respect to preservation of the Collateral not so requested by the applicable Pledgor, shall be deemed a failure to exercise reasonable care in the custody or preservation of any Collateral.

     No delay on the part of the Agent in exercising any right, power or remedy shall operate as a waiver thereof, and no single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall be effective unless the same shall be in writing and signed and delivered by the Agent, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     All notices hereunder shall be in writing (including, without limitation, facsimile transmission) and shall be sent to the applicable party at its address shown below its signature hereto or at such other address as such party may, by written notice received by the other parties hereto, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given five days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery shall be deemed to have been given when received.

     All rights, powers and remedies of the Agent and the Lenders expressed herein are in addition to all other rights, powers and remedies possessed by them, including, without limitation, those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities or any security therefor.

     This Agreement has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions this Agreement.

     This Agreement shall be binding upon each Pledgor and the Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgors and the Agent and the successors and assigns of the Agent.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed an original but all such counterparts shall together constitute but one and the same Agreement. At any time after the date of this Agreement, one or more additional persons or entities may become parties hereto by executing and delivering to the Agent a counterpart of this Agreement. Immediately upon such execution and delivery (and without any further action), each such additional person or entity will become a party to, and will be bound by all the terms of, this Agreement.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE PLEDGORS, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PLEDGORS, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH PLEDGOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO

THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF THE PLEDGORS, THE AGENT AND (BY ACCEPTING THE BENEFITS HEREOF) EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first written above.

                                              PLEDGORS:



                                              WESTERN AGGREGATES HOLDING CORP.



                                              By:  /s/ Michael Stone
                                                  ----------------------------
                                                 Title:
                                                        ----------------------



WESTERN ROCK PRODUCTS CORP.



                                              By:  /s/ Michael Stone
                                                  ----------------------------
                                                 Title:
                                                        ----------------------



SRM HOLDINGS CORP.



                                              By:  /s/ Michael Stone
                                                  ----------------------------
                                                 Title:
                                                        ----------------------


SOUTHERN READY MIX, INC.

                                              By:  /s/ Cecil F. Greene
                                                  ----------------------------
                                                 Title:  CEO
                                                        ----------------------

                                              AGENT:

                                              BANK OF AMERICA NATIONAL TRUST AND
                                              SAVINGS ASSOCIATION,
                                                as Agent


                                              By  Kevin P. Morrison
                                                --------------------------------
                                                        Vice President

Signature page to the Amended and Restated Subsidiary Pledge Agreement dated as of June 5, 1998, as amended, among various Subsidiaries of U.S. Aggregates, Inc. and of Bank of America National Trust and Savings Association, as Agent.

                                        The undersigned is executing a
                                        counterpart hereof for purposes of
                                        becoming a "Pledgor" hereunder:


                                        MONROC, INC.


                                        By:  /s/ Michael Stone
                                           ----------------------------------
                                           Title:
                                                 ----------------------------

                                     SCHEDULE  I
                                          TO
                   AMENDED AND RESTATED SUBSIDIARY PLEDGE AGREEMENT

                                        STOCK

                                                                     Pledged Shares
                                                         No. of      as % of Total     Total Shares of
                                          Certificate    Pledged     Shares Issued         Issuer
          Pledgor         Issuer              No.        Shares     and Outstanding      Outstanding
          -------         ------              ---        ------     ---------------      -----------
Western Aggregates  Cox Rock Products         22         56,000           100%             56,000
Holding Corp.       Incorporated

                    Cox Rock                  22         35,000           100%             35,000
                    Transportation

                    Mohave Concrete            3          2,650           100%              2,650
                    and Materials,
                    Inc., an Arizona
                    Corporation

                    Mohave Concrete            2          2,500           100%              2,500
                    and Materials,
                    Inc., a Nevada
                    Corporation

                    Needles Redi-Mix,          2         100,000          100%             100,000
                    Inc.

                    Geodyne Transport,                    5,000           100%              5,000
                    Inc.

                    Falcon Ridge                          4,204           100%              4,204


                                                                     Pledged Shares
                                                         No. of      as % of Total     Total Shares of
                                          Certificate    Pledged     Shares Issued         Issuer
          Pledgor         Issuer              No.        Shares     and Outstanding      Outstanding
          -------         ------              ---        ------     ---------------      -----------
                    Construction, Inc.

                    A-Block Company,                     100,000          100%             100,000
                    Inc., a California
                    corporation              ____

                    Beck Paving, Inc.        ____         1,000           100%              1,000

                    Western Rock                            1             100%                1
                    Products Corp.           ____

                    Intermountain                         1,000           100%              1,000
                    Aggregates, Inc.         ____

                    A-Block Company,           3          2,000           100%              2,000
                    Inc., an Arizona
                    corporation

                    Valley Asphalt,           42         83,650           100%             83,650
                    Inc.

                    Southern Nevada            1            1             100%                1
                    Aggregates, Inc.

                    Tri-State Testing          1            1             100%                1
                    Laboratories, Inc.

                    Monroc, Inc.             ____         ____            100%              ____

Western Rock        Jensen                  000003         240            100%               240
Products Corp.      Construction &
                    Development, Inc.


                                                                     Pledged Shares
                                                         No. of      as % of Total     Total Shares of
                                          Certificate    Pledged     Shares Issued         Issuer
          Pledgor         Issuer              No.        Shares     and Outstanding      Outstanding
          -------         ------              ---        ------     ---------------      -----------
                    Sandia                     3           600            100%               600
                    Construction, Inc.

Southern Ready      DeKalb Stone, Inc.        31          5,250      50% of common      10,500 common
Mix, Inc.
                    Dekalb Stone, Inc.         1           200          100% of         200 preferred
                                                                       preferred
                    Mulberry Rock              2          1,000           100%              1,000
                    Corporation

                    Bradley Holdings,          1          1,000           100%              1,000
                    Inc.

                    BHY Ready Mix,             2          1,000           100%              1,000
                    Inc.

                    Bradley Stone &            6          1,000           100%              1,000
                    Sand, Inc.

SRM Holdings Corp.  Southern Ready           S-50        10,500           100%             10,500
                    Mix, Inc.